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[LOGO]                                  [THE COOPER COMPANIES LOGO]

                                        The Cooper Companies, Inc.
                                        21062 Bake Parkway, Suite 200
                                        Lake Forest, CA 92630
                                        (949) 597-4700
                                        (888) 822-2660 Toll Free
                                        (949) 597-0662 Fax

NEWS RELEASE

CONTACT:
Norris Battin
The Cooper Companies, Inc.
1-888-822-2660
nbattin@usa.net

         THE COOPER COMPANIES, INC. HOLDS ANNUAL MEETING OF STOCKHOLDERS

LAKE FOREST, Calif., March 29, 2001--At its annual meeting held yesterday in New York City, stockholders of The Cooper Companies, Inc. (NYSE: COO) elected eight directors, approved the 2001 Long-Term Incentive Plan and ratified the appointment of KPMG, LLP as the Company's auditors for fiscal 2001.

In his remarks to stockholders, A. Thomas Bender, chief executive officer, said that Cooper has three major business objectives going forward:

       o To increase revenue and earnings 15 to 20 percent per year for the next five years

       o To become the global leader in the specialty soft contact lens market by 2003

       o To double the revenue of CooperSurgical, the Company's women's healthcare business, to $100 million in the next three years through acquisition and continued internal growth.

"I expect that revenue at CooperVision," said Bender," can continue to achieve 15 percent to 20 percent growth per year over the next five years with a continuing flow of new products and the geographic expansion of our business into what promises to be a robust worldwide contact lenses market."

Bender noted that the worldwide contact lens market should grow at a compounded rate of 10 to 12 percent per year during the next 10 years. Market demographics throughout the




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industrialized world are becoming more favorable for the industry as a new cohort of teenagers--the primary market for contact lenses--enters the market. Underpenetrated international markets, Bender added, offer great promise for soft contact lenses. In the United States, over 20 percent of those needing vision correction wear contact lenses, but the other major markets around the world fall well below that rate. In Japan, the world's second largest contact lens market, only about 12 percent of people with visual defects wear contacts; in Europe, about 8 percent wear them.

Bender said that CooperVision (CVI) now leads the U.S. toric market--the fastest growing segment of the contact lens market--and that CVI's toric lens revenue should continue to grow faster than the market. CVI has recently introduced its Encore and XCEL brands of disposable planned replacement toric lenses into the United States and European markets. These lenses will compete in the lower-priced, lower-featured segment of the disposable planned replacement toric lens market. Another recently introduced new product, the Frequency'r' Aspheric lens for improved vision under low light conditions when patients need only near and distance correction, has been exceeding initial forecasts in markets around the world.

"Our entry into the second fastest growing sector of the specialty lens market, disposable-planned replacement opaque lenses, is off to a good start in Europe, and we are beginning the launch of this product line in the United States this quarter, "Bender said. Opaque lenses, which enhance or change the appearance of the color of the eye, are worn by traditional contact lens patients and by those who do not require vision correction yet want to wear colored lenses as a fashion accessory.

Bender said that he expects CooperSurgical, the Company's women's healthcare business, to expand its franchise through internal growth from its expanded line of colposcopy products and products for reproductive medicine, and through continued market consolidation. CooperSurgical recently acquired two lines of women's healthcare products with combined annual revenue of about $20 million, and hopes to close at least two further acquisitions in the next six months.

For fiscal 2001, excluding the impact of future acquisitions, CSI expects to reach $50 million in revenue with operating margins approaching 20 percent. It is targeting $100 million in revenue by 2003.




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For fiscal 2001, the Company estimates that earnings per share from continuing operations will range between $2.36 and $2.42 with revenue increasing between 15 and 20 percent over the previous year. If recently proposed accounting changes regarding the treatment of goodwill are implemented, the Company estimates that its earnings per share will increase by 16 to 20 cents annually following the implementation date assuming no requirement to take an impairment loss.

Board of Directors and Officers

Cooper's stockholders re-elected Allan E. Rubenstein, M.D. chairman. Dr. Rubenstein is chairman of the Board of Directors of University HeartScan, and a member of the faculty of the Mt. Sinai School of Medicine and the Mt. Sinai Neurofibromatosis Research and Treatment Center.

The stockholders also elected to the board of directors: A. Thomas Bender, president and chief executive officer of the Company; Michael H. Kalkstein, a partner in the law firm of Oppenheimer, Wolff & Donnelly, LLP; Moses Marx, general partner of United Equities; Donald Press, executive vice president of Broadway Management Company, Inc., and principal in the firm of Donald Press, P. C.; Steven Rosenberg, president and chief executive officer of Berkshire Bankcorp Inc; Robert S. Weiss, executive vice president, treasurer and chief financial officer of the Company; and Stanley Zinberg, M. D.,vice president, practice activities for the American College of Obstetricians and Gynecologists.

After the stockholders' meeting, the board elected as officers of the Company:
A. Thomas Bender, president and chief executive officer; Robert S. Weiss, executive vice president, treasurer and chief financial officer, B. Norris Battin, vice president investor relations and communications, Carol R. Kaufman, vice president of legal affairs, secretary and chief administrative officer and Stephen C. Whiteford, vice president and corporate controller.

Forward Looking Statements

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often




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contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in forward-looking statements include major changes in business conditions, a major disruption or other production issues at our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2000. We caution investors not to rely on forward-looking statements. They reflect our analysis only on their stated date or the date of this news release. We disclaim any intent to update these forward-looking statements.

Internet Addresses

The Internet addresses in this release are for informational purposes only and not intended for use as hyperlinks. Nothing in any of these addresses is a part of this news release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. CooperVision, Inc., headquartered in Lake Forest, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hamble, England, markets a broad range of contact lenses for the vision care market. Its Web site is www.coopervision.com. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web site is www.CooperSurgical.com. The Company's corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies Web address is www.coopercos.com.